                                                                     Exhibit 3.1

                                 FEDERAL IDENTIFICATION   FEDERAL IDENTIFICATION
                                 No.   Applied For        No.   04-2017769

__________
Examiner               The Commonwealth of Massachusetts
                            William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF MERGER
                   (General Laws, Chapter 156B, Section 79)

           merger of                   Globe Acquisition Company
                                         (a Delaware corporation)
                                       Globe Manufacturing Co.
                                         (a Massachusetts corporation),


                                              the constituent corporations, into
                                       Globe Manufacturing Co. (the name of
                                       which is changed to Globe Holdings, Inc.
                                       pursuant to Article 3 below)

           one of the constituent corporations organized under the laws of:
           Massachusetts.

           The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

           1. An agreement of merger has been duly adopted in compliance with the requirements of General Laws, Chapter 156B, Section 79, and will be kept as provided by Subsection (c) thereof. The surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

           2. The effective date of the merger determined pursuant to the agreement of merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing:



           3.  (For a merger)
           The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger:

                               See Attachment 3A


     ___
  C  ___
     ___
  P  ___
     ___
  M  ___
     ___
R.A. ___

           *Delete the inapplicable words.
_________  Note:  If the space provided under any article or item on this form
P.C. is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet as long as each article requiring each addition is clearly indicated.

(For a consolidation)
(b) State the total number of shares and the par value, if any, of each class of stock which the resulting corporation is authorized to issue.

-----------------------------------------------------------------------------
        WITHOUT PAR VALUE                          WITH PAR VALUE
-----------------------------------------------------------------------------
TYPE          NUMBER OF SHARES   TYPE          NUMBER OF SHARES    PAR VALUE
-----------------------------------------------------------------------------
Common:                          Common:
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Preferred:                       Preferred:
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------


**(C) If more than one class of stock is authorized, state a distinguishing designation for each class and provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of each class and of each series then established.



**(d) The restrictions, if any, on the transfer of stock contained in the agreement of consolidation are:



**(e) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:



Item 4 below may be deleted if the resulting/surviving corporation is organized under the laws of a state other than Massachusetts.

4. The information contained in Item 4 is not a permanent part of the Articles of Organization of the surviving corporation.

(a) The street address (post office boxes are not acceptable) of the surviving corporation in Massachusetts is:
     456 Bedford Street
     Fall River, MA 02720

                                 ATTACHMENT 3A
                                 -------------

     In connection with the merger of Globe Acquisition Company, a Delaware corporation, with and into Globe Manufacturing Co., a Massachusetts corporation and the surviving corporation in such merger, pursuant to Article 3 of the Articles of Merger to which these amendments are attached, the following Articles of the current Articles of Organization of Globe Manufacturing Co. are amended as set forth below.

                                   ARTICLE I

                     The exact name of the corporation is:

                              GLOBE HOLDINGS, INC.

                                  ARTICLE III


      WITHOUT PAR VALUE                         WITH PAR VALUE
-------------------------------------------------------------------------------
    TYPE      NUMBER OF SHARES         TYPE         NUMBER OF SHARES  PAR VALUE
-------------------------------------------------------------------------------
Common:             None        Class A Common:            5,000,000       $.01
-------------------------------------------------------------------------------
                    None        Class B Common:              350,000       $.01
-------------------------------------------------------------------------------
Preferred:          None        Class C Common:              600,000       $.01
-------------------------------------------------------------------------------
                    None        Class A Preferred:            40,000       $.01
-------------------------------------------------------------------------------


                                   ARTICLE IV

     The total number of shares of all classes of stock which the corporation shall have authority to issue is 5,990,000 shares, consisting of (i) 5,000,000 shares of the Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), (ii) 350,000 shares of the Class B Common Stock, $.01 par value per share (the "Class B Common Stock"), (iii) 600,000 shares of the Class C Common Stock, $.01 par value per share (the "Class C Common Stock"), and (iv) 40,000 shares of the Class A Preferred Stock, $.01 par value per share (the "Class A Preferred").

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the corporation.

                                      3A-1

     A.  COMMON STOCK

          Section 1. General. Except as otherwise provided in this Part A, or as otherwise required by applicable law, the rights and privileges of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock shall be identical, and the Class A Common Stock, the Class B Common Stock and the Class C Common Stock (the Class A Common Stock, the Class B Common Stock and the Class C Common Stock are sometimes collectively referred to herein as the "Common Stock") shall be treated as one class of stock of the corporation. The voting, dividend and liquidation rights of the holders of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock are subject to and qualified by the rights of the holders of the Class A Preferred.

          Section 2. Voting Rights. Except as otherwise provided in this Part A, or as otherwise required by applicable law, the holders of the Class A Common Stock shall be entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings), and the holders of the Class B Common Stock and the Class C Common Stock shall have no voting rights; provided that the holders of Class C Common Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Class C Common Stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Class A Common Stock or would otherwise be treated differently from shares of Class A Common Stock in connection with such transaction, except that shares of Class C Common Stock may, without such a separate class vote, receive or be exchanged for non-voting securities (except as otherwise required by law) which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the Class A Common Stock so long as (i) such non-voting securities are convertible into such voting securities on the same terms as the Class C Common Stock is convertible into Class A Common Stock and (ii) all other consideration is equal on a per share basis. There shall be no cumulative voting.

          Section 3. Dividends. Dividends may be declared and paid on the Class A Common Stock, the Class B Common Stock and the Class C Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors of the Corporation (the "Board") and subject to any preferential dividend rights of any then outstanding Class A Preferred. As and when dividends are declared or paid with respect to shares of Common Stock, whether in cash, property or securities of the Corporation, the holders of the Class A Common Stock, the holders of the Class B Common Stock and the holders of the Class C Common Stock shall be entitled to receive such dividends pro rata at the same rate per share of each class of Common Stock; provided that (i) if

                                      3A-2
dividends are declared or paid in shares of Common Stock, the dividends payable to holders of the Class A Common Stock shall be payable in shares of the Class A Common Stock, the dividends payable to the holders of the Class B Common Stock shall be payable in shares of the Class B Common Stock and the dividends payable to the holders of the Class C Common Stock shall be payable in shares of the Class C Common Stock and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of the Class C Common Stock, at such holder's request, dividends consisting of non-voting securities (except as otherwise required by law) of the Corporation which are otherwise identical to the voting securities and which are convertible into such voting securities on the same terms as the Class C Common Stock is convertible into the Class A Common Stock. The right of the holders of Common Stock to receive dividends are subject to the provisions of the Class A Preferred.

          Section 4. Liquidation. Subject to the provisions of the Class A Preferred, the holders of the Class A Common Stock, the holders of the Class B Common Stock and the holders of the Class C Common Stock shall be entitled to participate pro rata at the same rate per share of each class of Common Stock in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

          Section 5. Conversion.

          5A. Conversion of the Class A Common Stock. Each holder of Class A Common Stock shall be entitled at any time to convert any or all of the shares of such holder's Class A Common Stock into an equal number of shares of Class C Common Stock.

          5B. Conversion of the Class B Common Stock.

          1.  Class B Conversion Event.

          (a) Without any action on the part of the holder thereof, each outstanding share of Class B Common Stock shall automatically be converted into a share of Class A Common Stock immediately prior to the consummation of a Class B Conversion Event (the "Class B Mandatory Conversion Date").

          (b) For purposes of this paragraph 5B, a "Class B Conversion Event" shall mean any public offering of Common Stock registered under the Securities Act of 1933.

                                      3A-3

          (ii) Certificate Exchange Procedure.

               (a) All holders of record of shares of Class B Common Stock will be given written notice of the Class B Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Class B Common Stock pursuant to this paragraph 5B. Upon receipt of such notice, each holder of shares of Class B Common Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Class A Common Stock to which such holder is entitled pursuant to this paragraph 5B. On the Class B Mandatory Conversion Date the rights of the holder of the converted Class B Common Stock as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of the Class A Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of the Class A Common Stock represented thereby.

               (b) Promptly after the surrender of certificates, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the Class A Common Stock issuable upon such conversion. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing.

               (c) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of the Class A Common Stock solely for the purpose of issuance upon the conversion of the Class B Common Stock such number of shares of the Class A Common Stock issuable upon the conversion of all outstanding Class B Common Stock. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class A Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

               (d) The issuance of certificates for the Class A Common Stock upon conversion of the Class B Common Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of the Class A Common Stock.

                                      3A-4

               (e) The Corporation shall not close its books against the transfer of shares of Class B Common Stock in any manner which would interfere with the timely conversion of any shares of Class B Common Stock. The Corporation shall assist and cooperate with any holder of Class B Common Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Common Stock hereunder (including, without limitation, making any filings required to be made by the Corporation).

          5C.  Conversion of the Class C Common Stock.

          (i)  Class C Conversion Events.

          (a) In connection with the occurrence (or the expected occurrence as described in 5C(iii) below) of any Class C Conversion Event, each holder of Class C Common Stock shall be entitled to convert into an equal number of shares of Class A Common Stock any or all of the shares of such holder's Class C Common Stock being (or expected to be) distributed, disposed of or sold in connection with such Class C Conversion Event.

          (b) For purposes of this paragraph 5C, a "Class C Conversion Event" shall mean (a) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Board or a committee thereof), (c) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Class C Common Stock being converted and disposed of in connection with such Class C Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, (d) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation, and (e) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the

                                     3A-5
transaction has been approved by the Board or a committee thereof). For purpose of this paragraph 5C, "person" shall include any natural person and any corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization.

          (ii) Class C Conversion Procedure.

               (a) Each holder of Class C Common Stock shall be entitled to convert shares of Class C Common Stock in connection with any Class C Conversion Event if such holder reasonably believes that such Class C Conversion Event shall be consummated, and a written request for conversion from any holder of Class C Common Stock to the Corporation stating such holder's reasonable belief that a Class C Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Class C Conversion Event. The Corporation shall not cancel the shares of the Class C Common Stock so converted before the tenth day following such Class C Conversion Event and shall reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of the Class C Common Stock are converted into shares of the Class A Common Stock in connection with a Class C Conversion Event and such shares of the Class A Common Stock are not actually distributed, disposed of or sold pursuant to such Class C Conversion Event, such shares of the Class A Common Stock shall be promptly converted back into the same number of shares of the Class C Common Stock as were originally converted to the Class A Common Stock.

              (b) Unless otherwise provided in connection with a Class C Conversion Event, each conversion of shares of Class C Common Stock into shares of Class A Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Class C Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of such Class C Common Stock represented by such certificate or certificates into shares of Class A Common Stock. Unless otherwise provided in connection with a Class C Conversion Event, each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class C Common Stock as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of the Class A Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of the Class A Common Stock represented thereby.

                                      3A-6

               (c) Promptly after the surrender of certificates, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Class A Common Stock issuable upon such conversion and (b) a certificate representing any Class C Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

               (d) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of the Class A Common Stock solely for the purpose of issuance upon the conversion of the Class C Common Stock such number of shares of the Class A Common Stock issuable upon the conversion of all outstanding Class C Common Stock. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class A Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

               (e) The issuance of certificates for the Class A Common Stock upon conversion of the Class C Common Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of the Class A Common Stock.

               (f) The Corporation shall not close its books against the transfer of shares of Class C Common Stock in any manner which would interfere with the timely conversion of any shares of Class C Common Stock. The Corporation shall assist and cooperate with any holder of Class C Common Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Class C Common Stock hereunder (including, without limitation, making any filings required to be made by the Corporation).

          5D. Stock Splits. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately subdivided or combined in a similar manner.

          Section 6. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of Common Stock. Upon the surrender of any certificate

                                      3A-7
representing Common Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Common Stock represented by such new certificate from the date to which dividends have been fully paid on such Common Stock represented by the surrendered certificate.

          Section 7. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Common Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          Section 8. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

          Section 9. Amendment and Waiver. No amendment or waiver of any provision of this Part A shall be effective without the prior approval of the holders of a majority of the then outstanding Class C Common Stock voting as a separate class.

     B.   CLASS A PREFERRED

          Section 1.  Dividends.

          1A. General Obligation. When, if and as declared by the Board and to the extent permitted under the Business Corporation Law of the Commonwealth of

                                      3A-8

Massachusetts, the Corporation shall pay preferential dividends in cash to the holders of the Class A Preferred as provided in this Section 1. Dividends on each share of the Class A Preferred (a "Share") shall accrue on a daily basis at the rate of 14% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation or (ii) the date on which such Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

          1B. Dividend Reference Dates. To the extent not paid on July 31 of each year, beginning on July 31, 1999 (the "Dividend Reference Dates"), all dividends which have accrued on each Share outstanding during the twelve-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.

          1C. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

          Section 2. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Class A Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Class A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the

                                      3A-9

Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Class A Preferred held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Class A Preferred, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Capital Stock in connection with such liquidation, dissolution or winding up.

          Section 3. Priority of Class A Preferred on Dividends and Redemptions. So long as any Class A Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Class A Preferred, the Corporation shall not, nor shall it permit any Subsidiary to redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities, provided that the Corporation may repurchase shares of Common Capital Stock from present or former employees of the Corporation and its Subsidiaries, and from certain other security holders in accordance with the provisions of agreements approved by the Board.

          Section 4. Voting Rights. Except as otherwise provided herein and as otherwise required by applicable law, the Class A Preferred shall have no voting rights.

          Section 5. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of Class A Preferred. Upon the surrender of any certificate representing Class A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Class A Preferred represented by the surrendered certificate.

          Section 6. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate

                                     3A-10
evidencing Shares of Class A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          Section 7.  Definitions.

          "Common Capital Stock" means, collectively, the Corporation's Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "Junior Securities" means any capital stock or other equity securities of the Corporation, except for the Class A Preferred.

          "Liquidation Value" of any Share as of any particular date shall be equal to $1,000.00.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government entity or any department, agency or political subdivision thereof.

          "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons

                                     3A-11
shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

          Section 8. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of this Part B without the prior written consent of the holders of a majority of the Class A Preferred outstanding at the time such action is taken; provided that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Class A Preferred then outstanding.

          Section 9. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

          Section 10. Fractional Shares. The Corporation may issue fractional Shares or fractional interest in Shares, and if they are issued, they shall entitle the holder to receive dividends, participate in distributions and to have the benefit of all other rights of a holder of the Class A Preferred in proportion to the fractional shares or interest held by such holder.

                                   ARTICLE VI

Other lawful provisions for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

A.   LIMITATION OF DIRECTOR LIABILITY

     Except to the extent that Chapter 156B of the Massachusetts General Laws prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or

                                     3A-12
repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

B.   INDEMNIFICATION

     2. Actions, Suits and Proceedings. The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the corporation (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments and fines incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, unless the Indemnitee shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Notwithstanding anything to the contrary in this Article, except as set forth in
Section 6 below, the corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the corporation. Notwithstanding anything to the contrary in this Article, the corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the corporation makes any indemnification payments to an Indemnitee and the Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the corporation to the extent of such insurance reimbursement.

     3. Settlements. The right to indemnification conferred in this Article shall include the right to be paid by the corporation for amounts paid in settlement of any such action, suit or proceeding and any appeal therefrom, and all expenses (including attorneys' fees) incurred in connection with such settlement, pursuant to a consent decree or otherwise, unless and to the extent it is determined pursuant to Section 5 below that the Indemnitee did not act in good faith in the reasonable belief that his

                                     3A-13
action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     4. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the corporation to the Indemnitee of its election so to assume such defense, the corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 3. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such action or (iii) the corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the corporation, except as otherwise expressly provided by this Article. The corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above.

     5. Advance of Expenses. Subject to the provisions of Section 5 below, in the event that the corporation does not assume the defense pursuant to Section 3 of this Article of any action, suit, proceeding or investigation of which the corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

                                     3A-14

     6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2 or 4 of this Article, the Indemnitee shall submit to the corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the corporation of the written request of the Indemnitee, unless the corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in
Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the corporation,
(b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the corporation), or (d) a court of competent jurisdiction.

     7. Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 5. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the corporation pursuant to Section 5 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation.

     8. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of Chapter 156B of the Massachusetts General Laws or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

                                     3A-15

     9. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     10. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

     11. Insurance. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another organization or employee benefit plan against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Chapter 156B of the Massachusetts General Laws.

     12. Merger or Consolidation. If the corporation is merged into or consolidated with another corporation and the corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

     13. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees),

                                     3A-16
judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

     14. Subsequent Legislation. If the Massachusetts General Laws are amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the corporation shall indemnify such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.


C.   OTHER PROVISIONS

     (a) The directors may make, amend, or repeal the by-laws in whole or in part, except with respect to any provision of such by-laws which by law or these Articles or the by-laws requires action by the stockholders.

     (b) Meetings of the stockholders of the corporation may be held anywhere in the United States.

     (c) The corporation shall have the power to be a partner in any business enterprise which this corporation would have the power to conduct by itself.

                                     3A-17

(b) The name, residential address and post office address of each director and officer of the surviving corporation is:

                                                                POST OFFICE
            NAME                      RESIDENTIAL ADDRESS         ADDRESS
President:  Thomas A. Rodgers, III

Treasurer:  Thomas A. Rodgers, Jr.

Clerk:
Directors:  Thomas A. Rodgers, III
            Thomas A. Rodgers, Jr.
            Elizabeth Cogan
            Richard Friedman
            Robert E. Gregory
            Robert F. Stoico

(c) The fiscal year end (i.e. tax year) of the surviving corporation shall end on the last day of the month of:
          December

(d) The name and business address of the resident agent, if any, of the surviving corporation is:
          Lawrence R. Walsh, 456 Bedford Street, Fall River, MA 02720

Item 5 below may be deleted if the resulting/surviving corporation is organized under the laws of Massachusetts.

FOR MASSACHUSETTS CORPORATIONS

The undersigned *President*/*Vice President* and *Clerk/*Assistant Clerk of Globe Manufacturing Co., a corporation organized under the laws of Massachusetts, further state under the penalties of perjury that the agreement of merger has been duly executed on behalf of such corporation and duly approved in the manner required by General Laws, Chapter 156B, Section 78.

/s/ Thomas A. Rodgers, III, President

/s/ Lawrence R. Walsh, Asst. Clerk, Clerk/Assistant Clerk

FOR CORPORATIONS ORGANIZED IN A STATE OTHER THAN MASSACHUSETTS

The undersigned, +/s/ Peter M. Gotsch                                   and
                  -----------------------------------------------------
++/s/ Edward M. Lhee                                         ,
-------------------------------------------------------------

of Globe Acquisition Company, a corporation organized under the laws of Delaware, further state under the penalties of perjury that the agreement of merger has been duly adopted by such corporation in the manner required by the laws of Delaware.

*Delete the inapplicable words

+Specify the officer having powers and duties corresponding
to those of the president or vice president of a Massachusetts corporation organized under General Laws, Chapter 156B.
+__________________________________

++Specify the officer having powers and duties corresponding to the clerk or assistant clerk of such a Massachusetts corporation.
++_________________________________

                       THE COMMONWEALTH OF MASSACHUSETTS

                      ARTICLES OF *CONSOLIDATION/*MERGER
                   (General Laws, Chapter 156B, Section 79)

================================================================================

I hereby approve the written Articles of *Consolidation/*Merger and, the filing fee in the amount of $1,860 having been paid, said articles are deemed to have been filed with me this 31st day of July, 1998.


Effective date:_____________________________



                              WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth



                        TO BE FILLED IN BY CORPORATION
                     Photocopy of document to be sent to:

                                     Karen Pitzi
                                     Hale and Door LLP
                                     60 State Street
                                     Boston, MA 02109

                         Telephone:  (617) 526-5177